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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                          DATE OF REPORT: MAY 13, 1998
                       (Date of Earliest Event Reported)

                             METAL MANAGEMENT, INC.
             (Exact Name of Registrant as Specified in its Charter)

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
          DELAWARE                    0-14836               94-2835068
(State or Other Jurisdiction  (Commission File Number)   (I.R.S. Employer
     of Incorporation)                                  Identification No.)
             500 N. DEARBORN STREET, SUITE 405
                     CHICAGO, ILLINOIS                                        60610
          (Address of Principal Executive Offices)                         (Zip Code)
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                                 (312) 645-0700
              (Registrant's Telephone Number, Including Area Code)

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ITEM 5. OTHER EVENTS

     On May 13, 1998, Metal Management, Inc., a Delaware corporation (the "Company"), sold, in a Rule 144A private offering and pursuant to Regulation S under the Securities Act of 1933, as amended, $180 million of senior subordinated notes (the "Notes"). The Notes mature on May 15, 2008 and bear interest at the rate of 10% per annum. The proceeds of the offering were used in part to repay indebtedness of the Company, with the remainder planned to be used for acquisitions and general corporate purposes.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

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
10.1 Purchase Agreement, dated May 8, 1998, among Metal Management, Inc., the Guarantors (as defined in the Indenture), Goldman, Sachs & Co., BT Alex. Brown Incorporated and Salomon Brothers Inc.
10.2 Indenture, dated as of May 13, 1998, among Metal Management, Inc., the Guarantors and LaSalle National Bank, as Trustee, including Forms of Notes issued pursuant to such Indenture.
10.3 Exchange and Registration Rights Agreement, dated as of May 13, 1998, by and among Metal Management, Inc., the Guarantors, Goldman, Sachs & Co., BT Alex. Brown Incorporated and Salomon Brothers Inc.
99.1    Press Release dated May 14, 1998.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          METAL MANAGEMENT, INC.

                                          By: /s/ DAVID A. CARPENTER

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                                            David A. Carpenter
                                            Vice President, General Counsel and
                                              Secretary

Dated: May 22, 1998